UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2010

BJ’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

California	0-21423	33-0485615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7755 Center Avenue, Suite 300

Huntington Beach, CA 92647

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (714) 500-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 6, 2010, BJ’s Restaurants, Inc. (the “Company”) entered into a new Employment Agreement (the “Employment Agreement”) with Gerald W. Deitchle, the Company’s Chairman, CEO and President. The Employment Agreement supersedes Mr. Deitchle’s prior employment agreement with the Company, the initial term of which expired on December 31, 2009.

The following is a brief summary of the material terms of the Employment Agreement which is qualified in its entirety by the terms of the Employment Agreement which is attached to hereto and incorporated herein as Exhibit 10.1:

Term. Effective as of December 30, 2009 through January 4, 2013.

Base Salary. $500,000, subject to a minimum annual increase based on increases in the Consumer Price Index and otherwise at the discretion of the Compensation Committee.

Bonus Opportunity. Annual bonus opportunity targeted at no less than 65% of his base salary. Actual bonuses to be determined by the Board of Directors based upon performance criteria established by the Compensation Committee after consultation with Mr. Deitchle.

Additional Benefits. Certain fringe benefits including up to $3,000 per year for unreimbursed out-of-pocket costs associated with an annual physical examination, the use of a company automobile or automobile allowance of up to $1,800 per month, family health insurance and the right to participate in the Company’s other executive benefit plans. In addition, the Company agreed to pay up to $13,000 of Mr. Deitchle’s legal fees incurred in connection with negotiation and documentation of the Employment Agreement.

Option Grant. On December 30, 2009, Mr. Deitcle was granted an option to acquire 232,702 shares of common stock at an exercise price of $18.86 per share pursuant to the terms of the Company’s 2005 Equity Incentive Plan. The options vest in full on the third yearly anniversary of the date of grant and expire on the tenth yearly anniversary of the date of grant. However, if Mr. Deitchle’s employment is terminated as a result of his death or disability, these options vest on a pro rata basis based on the portion of the three year term completed. In addition, if Mr. Deitchle’s employment is terminated without “Cause” (as defined in the Employment Agreement) or by Mr. Deitchle for “Good Reason” (as defined in the Employment Agreement), the options shall immediately vest in full.

Retirement Benefit. Mr. Deitchle will receive a retirement benefit of $125,000 per year for a period of five years following his separation of service from us. The retirement benefit will vest in full on December 30, 2012. However, (i) if Mr. Deitchle’s employment is terminated as a result of his death or disability, his retirement benefit shall immediately vest on a pro rata basis based on the portion of the three year term completed, (ii) if his employment is terminated without Cause or for “Good Reason,” his retirement benefit shall vest in full and (iii) if his employment is terminated prior to the December 30, 2012 for Cause or without Good Reason, Mr. Deitchle shall not be entitled to any retirement benefit.

Termination. The Company may terminate Mr. Deitchle’s employment at any time. If Mr. Deitchle dies or becomes disabled, he (or his estate) will be entitled to receive any accrued but unpaid bonus or other compensation as well as a lump sum cash payment equal to a pro rata portion (based on the percentage of days employed for the year in question) of the bonus for the year in which the termination occurs in the event that the Board of Directors reasonably and in good faith determines that Mr. Deitchle was on track to satisfy the relevant performance criteria for such bonus (the “Pro Rata Bonus”).

In the event of termination without Cause or by Mr. Deitchle for Good Reason, Mr. Deitchle shall be entitled to receive the following: (i) accrued but unpaid bonus or other compensation and, to the extent that Mr. Deitchle is not covered by any other comprehensive insurance, the Company will pay an amount equivalent to his COBRA payments for the remainder of the term of the Employment Agreement or, if less, the maximum term allowable by then applicable law, and (ii) a lump sum severance equal to 100% of the base salary and car allowance that would be due to Mr. Deitchle from the date of termination through the applicable remaining term of the Employment Agreement plus the Pro Rata Bonus.

Board Seat and Chairmanship. So long as Mr. Deitchle serves as CEO, he shall also be Chairman of the Board unless separation of the positions of Chairman and CEO is required by majority vote of shareholders or otherwise mandated by law or regulation applicable to all public companies or by the listing requirements of the exchange or trading system on which the Company’s common stock is listed for trading.

Definition of Cause. For purposes of the Employment Agreement, “Cause” means (i) an act or acts of dishonesty undertaken by Mr. Deitchle and intended to result in material personal gain or enrichment of him or others at the expense of the Company, (ii) gross misconduct by Mr. Deitchle that is willful or deliberate that, in either event, is materially injurious to the Company, (iii) the conviction of Mr. Deitchle of a felony, or (iv) the material breach of any terms and conditions of the Employment Agreement, which breach has not been cured by Mr. Deitchle within 30 days after written notice from the Company.

Definition of Good Reason. For purposes of the Employment Agreement and subject to the Company’s right to cure within 30 days after written notice, “Good Reason” means (i) removal of Mr. Deitchle from his current offices or from the Board (or any failure by the Company to nominate or seek reelection of Mr. Deitchle to the Board) other than for death, disability, Cause or his voluntary resignation, (ii) any involuntary material reduction in Mr. Deitchle’s then-current base salary or any involuntary material reduction in his comprehensive benefits package, (iii) assignment to Mr. Deitchle of duties that represent or constitute a material adverse change in his position, duties, responsibilities and status with the Company, (iv) an involuntary material adverse change in Mr. Deitchle’s authorities or reporting responsibilities; except in connection with his termination for Cause, or by reason of his death, disability or voluntary resignation, (v) a relocation of the Company’s principal executive offices to a location that is more than 50 miles from the location of the Company’s principal executive offices as of the date of this Agreement that was not recommended by Mr. Deitchle to the Board; or (vi) the material breach of any terms and conditions of the Employment Agreement by the Company.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated April 6, 2010, between the Company and Gerald W. Deitchle.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ’S RESTAURANTS, INC.

Date: April 12, 2010	By:	/s/ GREGORY S. LEVIN
Gregory S. Levin, Chief Financial Officer and Principal Accounting Officer